UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2011

INVIVO THERAPEUTICS HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-52089	36-4528166
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

One Broadway, 14th Floor Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip Code)

(617) 475-1520

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 14, 2011, InVivo Therapeutics Holdings Corp. (the “Company”) announced that Dr. Edward D. Wirth III has been appointed as its Chief Science Officer. Dr. Wirth will be responsible for leading and supporting the Company’s research and development and clinical activities. Dr. Wirth is expected to commence employment on December 5, 2011. In connection therewith, the Company and Dr. Wirth executed an employment offer letter on September 24, 2011 (the “Offer Letter”), which provides for the employment of Dr. Wirth at an annual salary of $277,000. Dr. Wirth will also be eligible for an annual bonus, with a target bonus equal to 20% of his annual salary, after one year of employment. Upon commencement of employment, Dr. Wirth will be granted an option to purchase 775,000 shares of the Company’s common stock at an exercise price equal to the closing price of the common stock on the date of grant. Such option will vest as to 25% of the shares subject to the option on each of the first, second, third and fourth anniversaries of the date of grant, provided that Dr. Wirth remains employed by the Company on each vesting date. In addition, Dr. Wirth will receive a $37,000 sign on bonus payable after 30 days of employment.

Dr. Wirth is currently Medical Director, Regenerative Medicine at Geron Corporation which he joined in 2004 and where he has led the effort to initiate clinical trials of Geron Corporation’s human embryonic stem cell-derived products. From 2002 to 2004, Dr. Wirth held academic appointments at Rush-Presbyterian St. Luke’s Medical Center and at the University of Chicago. From 1997 to 2002, Dr. Wirth led the University of Florida team that performed the first human embryonic spinal cord transplant in the United States. This pilot study demonstrated the feasibility and safety of implanting embryonic spinal cord cells into patients with post-traumatic syringomyelia.

There is no arrangement or understanding between Dr. Wirth and any other person pursuant to which he was selected as Chief Science Officer of the Company. There have been no transactions and are no currently proposed transactions to which the Company or any of its subsidiaries was or is a party in which Dr. Wirth has a material interest, which are required to be disclosed under Item 404(a) of Regulation S-K. There are no family relationships between Dr. Wirth and any director or other executive officer of the Company.

The foregoing description is subject to, and qualified in its entirety by, the Offer Letter filed as an exhibit hereto and incorporated herein by reference.

Item 8.01	Other Events.

Item 5.02 of this Current Report on Form 8-K is hereby incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The exhibit listed in the Exhibit Index below is filed with this report.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InVivo Therapeutics Holdings Corp.

Date: October 14, 2011	By:	/s/ Frank M. Reynolds
Frank M. Reynolds
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Employment Offer Letter from the Company to Dr. Edward D. Wirth III, dated September 24, 2011